Exhibit 3.14

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “WELLS GOVERNOR’S POINTE 4241 IRWIN SIMPSON, LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE TWENTY-EIGHTH DAY OF FEBRUARY, A.D. 2005, AT 11:30 O’CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “WELLS GOVERNOR’S POINTE 4241 IRWIN SIMPSON, LLC”.

	Jeffrey W. Bullock, Secretary of State
3932105 8100H	AUTHENTICATION:	7260117
090388027	DATE:	04–22–09
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 11:30 AM 02/28/2005 FILED 11:30 AM 02/28/2005 SRV 050169232 – 3932105 FILE

CERTIFICATE OF FORMATION

OF

WELLS GOVERNOR’S POINTE 4241 IRWIN SIMPSON, LLC

1.	The name of the limited liability company is Wells Governor’s Pointe 4241 Irwin Simpson, LLC.

2.	The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Wells Governor’s Pointe 4241 Irwin Simpson, LLC this 25 day of February, 2005.

Kimberly A. Fedele
An Authorized Person